Fremont
Asset Backed Securities Portfolio Analysis
Home Equity Portfolio - 2003
3,165 records
Balance: 618,890,234
Credit Suisse First Boston

Selection Criteria: 1; 2; 3; 4; 5; 6
Table of Contents

1.

FICO

2.

DTI

3.

PROPTYPE

4.

DOCSTAT

1. FICO

FICO	Loan Count	Weighted Average DTI	Weighted Average LTV	Weighted Average FICO	Average Balance	Percent of Balance
<= 475	2	39.83	70.98	0	116,259.56	0.04
476 - 500	10	45.47	73.90	500	171,880.53	0.28
501 - 525	188	43.73	73.00	514	161,371.50	4.90
526 - 550	260	41.83	74.38	539	165,971.93	6.97
551 - 575	370	42.37	78.64	563	180,911.80	10.82
576 - 600	405	41.72	81.31	588	185,151.29	12.12
601 - 625	437	41.86	82.11	613	203,602.98	14.38
626 - 650	526	41.71	82.68	638	205,649.52	17.48
651 >=	967	40.92	83.94	695	211,353.23	33.02
Total:	3165	41.66	81.33	626	195,541.94	100.00

wa FICO RPRIN: 626

minr FICO: 0

maxr FICO: 806

Top

2. DTI

DTI	Loan Count	Weighted Average DTI	Weighted Average LTV	Weighted Average FICO	Average Balance	Percent of Balance
<= 30.00	384	23.42	79.03	623	182,821.96	11.34
30.01 - 40.00	791	35.71	80.40	631	189,430.04	24.21
40.01 - 45.00	664	42.68	83.02	634	195,976.03	21.03
45.01 - 50.00	884	47.76	83.00	626	204,400.00	29.20
50.01 - 55.00	438	52.20	78.79	606	199,353.21	14.11
55.01 >=	4	64.77	80.79	594	178,261.70	0.12
Total:	3165	41.66	81.33	626	195,541.94	100.00

nzwa DTI RPRIN: 41.66

minr DTI: 2.58

maxr DTI: 69.03

Top

3. PROPTYPE

PROPTYPE	Loan Count	Weighted Average DTI	Weighted Average LTV	Weighted Average FICO	Average Balance	Percent of Balance
Condo	240	41.43	81.68	642	172,838.38	6.70
Manufactured	11	45.45	69.47	599	90,302.44	0.16
Multi Family	270	42.11	81.23	643	217,255.54	9.48
Single Family	2644	41.62	81.33	623	195,823.26	83.66
Total:	3165	41.66	81.33	626	195,541.94	100.00

Top

5.

DOCSTAT

DOCSTAT	Loan Count	Weighted Average DTI	Weighted Average LTV	Weighted Average FICO	Average Balance	Percent of Balance
Easy	83	38.59	76.62	612	246,769.11	3.31
Full	1972	41.68	82.17	616	190,336.44	60.65
Stated	1110	41.91	80.34	643	200,959.40	36.04
Total:	3165	41.66	81.33	626	195,541.94	100.00

Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010

Nov 6, 2003 03:49

By entering into a transaction with CSFB, you acknowledge that you have read and understood the following terms: CSFB is acting solely as an arm's length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers, as you deem necessary to assist you in making these determinations. You should also understand that CSFB or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. If we make a market in any security or financial instrument, it should not be assumed that we will continue to do so. Any indicative terms provided to you are provided for your information and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. No representation or warranty is made that any indicative performance or return indicated will be achieved in the future. None of the employees or agents of CSFB or its affiliates is authorized to amend or supplement the terms of this notice, other than in the form of a written instrument, duly executed by an appropriately authorized signatory and countersigned by you.Attached is a term sheet describing the structure, collateral pool and certain aspects of the Certificates. The term sheet has been prepared by CSFB for informational purposes only and is subject to modification or change. The information and assumptions contained therein are preliminary and will be superseded by a prospectus and prospectus supplement and by any other additional information subsequently filed with the Securities and Exchange Commission or incorporated by reference in the Registration Statement.Neither Credit Suisse First Boston LLC nor any of its respective affiliates makes any representation as to the accuracy or completeness of any of the information set forth in the attached Series Term Sheet.A Registration Statement (including a prospectus) relating to the Certificates has been filed with the Securities and Exchange Commission and declared effective. The final Prospectus and Prospectus Supplement relating to the securities will be filed with the Securities and Exchange Commission after the securities have been priced and all of the terms and information are finalized. This communication is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Interested persons are referred to the final Prospectus and Prospectus Supplement to which the securities relate. Any investment decision should be based only upon the information in the final Prospectus and Prospectus Supplement as of their publication dates.Please contact the CSFB Syndicate Desk at 212-325-8549 for additional information.